Exhibit 31.4
CERTIFICATION
I, Brody J. Merrill, certify that:
1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of American National Group, Inc.;
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Brody J. Merrill
Brody J. Merrill
Senior Vice President, Chief Financial Officer and Treasurer
(Principal Financial Officer)

Date: April 18, 2022